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                                                                   EXHIBIT 10.34

                               DT INDUSTRIES, INC.
                           CHANGE OF CONTROL AGREEMENT

         This Change of Control Agreement (the "Agreement") between DT INDUSTRIES, INC., a Delaware corporation (hereinafter referred to as the "Company") and John M. Casper (hereinafter referred to as the "Executive"), is and shall become effective January 22, 2001 (the "Effective Date"). Capitalized terms used and not elsewhere defined in this Agreement are defined in Section 1, below.

                              W I T N E S S E T H:

         WHEREAS, the Executive has entered into an employment agreement with the Company as of January 22, 2001 (the "Employment Agreement"); and

         WHEREAS, the Company's Board of Directors (the "Board") has determined that it is in the best interests of the Company and its members to assure that the Company will have the Executive's continued dedication, notwithstanding the possibility, threat, or occurrence of a Change of Control of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.


         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. CERTAIN DEFINITIONS.

            (a) As used in this Agreement, the term "Affiliates" includes any corporation or business which directly or indirectly controls or is controlled by or under common control with the Company.

            (b) Change of Control. For the purpose of this Agreement, a "Change of Control" means:

            (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of 25% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that any acquisition by the Company or any of

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                  its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners respectively, of the common stock and voting securities of the Company in substantially the same portion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors as the case may be, shall not constitute a Change of Control;

            (ii) individuals who constitute the Board as of the Effective Date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest (as determined in the sole and absolute discretion of the Incumbent Board) relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

            (iii) approval by the shareholders of the Company of a
                  reorganization, merger or consolidation of the Company, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

            (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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            (d) "Extended Employment Period" shall mean the period commencing on the Extension Date and ending on the second anniversary of such date.

            (e) "Extension Date" means the date on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated or the Executive ceases to be an officer of the Company prior to the Extension Date, and if it is reasonably demonstrated by the Executive that such termination of employment or cessation of status as an officer (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Extension Date" shall mean the date immediately prior to the date of such termination of employment or cessation of status as an officer.

            (f) "Subsidiary" means any corporation or other entity whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

         2. TERM AND APPLICATION. The Term of this Agreement shall commence on the Effective Date and shall terminate, except to the extent that any obligation under this Agreement remains unpaid as of such time, on the second anniversary from the Effective Date (subject to earlier termination by reason of termination of employment with the Company); provided, however, that on and after the Extension Date the Term of this Agreement shall be the Extended Employment Period. Thereafter, the Term of this Agreement shall automatically extend for 12-month periods, unless not later than three months before the last day of the Term of this Agreement, the Company or the Executive shall have given written notice to the other of its intention not to extend this Agreement and the Employment Agreement, or unless this Agreement is earlier terminated in accordance with its terms. The Company may not provide a notice of non-renewal of this Agreement without simultaneously providing a notice of non-renewal of the Employment Agreement. Receipt by the Executive of a notice of non-renewal of this Agreement and the Employment Agreement, pursuant to this Section 2, shall constitute "Good Reason" for purposes of this Agreement and the Employment Agreement.

         3. RENEWAL OF EMPLOYMENT AGREEMENT. Upon the occurrence of the Extension Date, the term of the Employment Agreement shall be extended through the Extended Employment Period, as modified by this Agreement. Thereafter, the term of the Employment Agreement will be automatically extended for 12-month periods, unless not later than three months before the last day of the term of the Employment Agreement, the Company or the Executive shall have given written notice to the other of its intention not to extend this Agreement and the Employment Agreement, or unless the Employment Agreement is earlier terminated in accordance with its terms. The Company may not provide a notice of non-renewal of the Employment Agreement without simultaneously providing a notice of non-renewal of this Agreement. If there is a conflict between the Employment Agreement and this Agreement, this Agreement shall supersede the Employment Agreement, provided that the Executive shall receive the more valuable payment, right or benefit under the Employment Agreement (including without limitation,

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the continuation of medical benefits under the Employment Agreement) and this
Agreement. In no event shall any payment, right or benefit under the Employment Agreement be reduced, eliminated or otherwise adversely affected by this Agreement. In no event shall the Executive receive any payment, right or benefit under both this Agreement and the Employment Agreement with respect to the same date of termination of employment with the Company.

         4. VESTING OF STOCK AWARDS. In the event of a Change of Control of the Company, all restrictions on stock options and restricted shares granted prior to the Extension Date shall automatically lapse and the time periods relating to the exercise or vesting of stock options and restricted shares shall be accelerated so that such awards will be fully vested and exercisable as of the Extension Date. Any stock options that become exercisable pursuant to this
Section 4 shall remain exercisable during the remainder of their term (as determined in accordance with the provisions of the applicable option award agreement.)

         5. TERMINATION BY THE COMPANY WITHOUT CAUSE AND TERMINATION BY THE EXECUTIVE FOR GOOD REASON DURING THE EXTENDED EMPLOYMENT PERIOD. Subject to the Executive's compliance with the non-competition, non-solicitation and confidentiality provisions of the Employment Agreement and subject to the Executive's execution of the General Release and Cooperation Agreement described in the Employment Agreement, upon the Executive's termination during the Extended Employment Period by the Company without "Cause" (as defined in the Employment Agreement) or voluntarily by the Executive for "Good Reason" (as defined in the Employment Agreement), the Company shall be obligated to provide, the following, in lieu of any amounts otherwise payable in Section 7 of the Employment Agreement:

            (a) the Company shall pay to the Executive in a lump sum in cash within thirty (30) days following the date of termination of employment with the Company the aggregate of the following amounts:

            (i) the unpaid portion of annual base salary at the rate payable, in accordance with the Executive's Employment Agreement, at the date of termination of employment with the Company, prorated through such date of termination;

            (ii) an amount equal to two (2) times the Executive's annual base salary at the rate payable, in accordance with the Executive's Employment Agreement;

            (iii) an amount equal to two (2) times the Executive's target bonus under the Company's bonus program; and

            (iv) to the extent not otherwise provided in this Agreement, all vested, nonforfeitable amounts owing or accrued at the date of termination of employment with the Company under any other compensation


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                  and benefit plans, programs and agreements in which the
                  Executive participated, will be paid under the terms and conditions of the plans, programs and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted;

            (b) the Executive's benefits under all qualified retirement plans shall be fully vested; and

            (c) the Executive's medical, dental and vision benefits shall be continued on the same basis as offered to active salaried employees of the Company as of the Extension Date for two years or until such earlier time as the Executive becomes employed and eligible for comparable or better benefits under a plan of the new employer; and continuation coverage under COBRA shall commence at the end of such two year period.

The foregoing shall be in lieu of all salary, bonuses, or incentive or performance based compensation for the remainder of the Extended Employment Period and any severance benefits to which the Executive may otherwise be entitled.

         6. EXCISE TAXES. Anything in this Agreement or in the Employment Agreement to the contrary notwithstanding, if (a) any payment or benefit to which the Executive is entitled from the Company (the "Payments," which shall include the vesting of a stock award or other benefit or property) is more likely than not to be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (or any successor provision to that section) and (b) reduction of the Payments to the amount necessary to avoid such tax would result in the Executive retaining an amount more than he would retain it if the Payments were made without such reduction but after the application of such tax, the Payments shall be reduced to the extent required to avoid application of such tax. The Executive shall be entitled to select the order in which Payments are to be reduced in accordance with the preceding sentence. Determination of whether Payments would result in the application of the tax imposed under Section 4999, and the amount of reduction that is necessary so that no such tax is applied, shall be made, at the Company's expense, by the independent accounting firm employed by the Company immediately prior to the occurrence of any Change of Control of the Company which will result in the imposition of such tax.

         7. SUCCESSORS AND ASSIGNS.

            (a) This Agreement is personal to the Executive and without the prior written consent of the Company the Executive's obligations under this Agreement will not be assignable by the Executive. This Agreement will inure to the benefit of and be enforceable by the Executive's heirs, executors, administrators, legal representatives and assigns.

            (b) This Agreement will inure to the benefit of and be binding upon the Company and its successors and assigns.

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            (c) The Company will require any successor to, or purchaser or acquirer of (in each case, whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise), all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession, purchase or acquisition had taken place.

         8. INDEMNIFICATION. All rights to indemnification by the Company now existing in favor of the Executive as provided in the Company's Articles of Incorporation or Bylaws or pursuant to other agreements in effect on or immediately prior to the Extension Date shall continue in full force and effect from the Extension Date (including all periods after the expiration of the Term of this Agreement), and the Company shall also advance expenses for which indemnification may be ultimately claimed as such expenses are incurred to the fullest extent permitted under applicable law, subject to any requirement that the Executive provide an undertaking to repay such advances if it is ultimately determined that the Executive is not entitled to indemnification; provided, however, that any determination required to be made with respect to whether Executive's conduct complies with the standards required to be met as a condition of indemnification or advancement of expenses under applicable law and the Company's Articles of Incorporation or Bylaws or other agreement shall be made by independent counsel mutually acceptable to the Executive and the Company (except to the extent otherwise required by law). Any other provision herein to the contrary notwithstanding, the Company shall not be obligated to (a) indemnify or advance expenses to the Executive with respect to claims initiated or brought voluntarily by the Executive and not by way of defense (except with respect to actions or proceedings to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company's Articles of Incorporation or Bylaws) or (b) indemnify the Executive for expenses and the payment of profits arising from the purchase and sale by the Executive of securities in violation of Section 16(b) of the Securities Exchange Act of 1934. After the Effective Date, the Company shall not amend its Articles of Incorporation or Bylaws or any agreement in any manner which adversely affects the rights of the Executive to indemnification thereunder. In addition, the Company will maintain directors' and officers' liability insurance in effect and covering acts and omissions of the Executive, during the Term and for a period of six years thereafter, on terms customary for companies that are similar to the Company.

         9. GENERAL RELEASE AND COOPERATION AGREEMENT. Notwithstanding anything in this Agreement or the Employment Agreement to the contrary and in consideration therefor, severance benefits hereunder shall only become payable by the Company if the Executive executes and delivers to the Company a General Release and Cooperation Agreement on or after the date of the written Notice of Termination of Executive's employment and in substantially the form attached as Exhibit A to the Employment Agreement.

         10. NOTICE. Any notice required or permitted to be given under this Agreement shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it was intended or who should be

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advised or notified, by Federal Express or other similar overnight service. If the notice is sent to the Executive, the notice should be sent to the address listed on the signature page of this Agreement or to such other address furnished by the Executive in writing in accordance herewith. If the notice is sent to the Company, the notice should be sent to:


                                    DT Industries, Inc.
                                    Corporate Centre, Suite 2-300
                                    1949 East Sunshine
                                    Springfield, MO  65804
                                    Attn:  President

                  With a copy to:

                                    DT Industries, Inc.
                                    Corporate Centre, Suite 2-300
                                    1949 East Sunshine
                                    Springfield, MO  65804
                                    Attn:  General Counsel


or to such other address as furnished by the Company in writing in accordance herewith. Notice and communications will be effective when actually received by the addressee.

         11. MISCELLANEOUS.

            (a) This Agreement shall be subject to and governed by and the laws of the State of Ohio, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and will have no force or effect.

            (b) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, will not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

            (c) This Agreement may not be modified except by an agreement in writing executed by the parties hereto.

            (d) The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.

            (e) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as may be required to be withheld pursuant to any applicable law or regulation.

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            (f) This Agreement shall supersede any and all prior change of control agreements or understandings, written or oral, with the Executive.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                              DT INDUSTRIES, INC.,
                              a Delaware corporation

                              By:  /s/ Stephen J. Perkins
                                 --------------------------

                              Its: President and Chief Executive Officer
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                              /s/ John M. Casper
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                              John M. Casper


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                              Street

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                              City, State and Zip Code


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